UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2024

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-09761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2850 W. Golf Road, Rolling Meadows, Illinois		60008-4050
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 773-3800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AJG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Arthur J. Gallagher & Co. (the “Company”) held its Annual Meeting of Stockholders on May 7, 2024 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected all nine director nominees, whose names appear below, to serve until the Company’s 2025 Annual Meeting of Stockholders, (ii) approved ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2024 (“Auditor Ratification”), and (iii) approved, on a non-binding advisory basis, the Company’s named executive officers’ compensation (“Say-on-Pay”). The final voting results are set forth below:

Election of Directors	For	Against	Abstain	Broker Non-Votes
Sherry Barrat	171,496,595	6,605,422	260,007	15,844,935
Deborah Caplan	177,916,908	174,298	270,818	15,844,935
Teresa Clarke	177,539,153	564,535	258,336	15,844,935
John Coldman	176,094,010	1,997,447	270,567	15,844,935
Pat Gallagher	165,485,147	12,186,814	690,063	15,844,935
David Johnson	167,953,339	10,123,161	285,524	15,844,935
Chris Miskel	162,442,213	15,646,451	273,360	15,844,935
Ralph Nicoletti	176,395,689	1,693,603	272,732	15,844,935
Norman Rosenthal	173,123,991	4,973,659	264,374	15,844,935

	For	Against	Abstain
Auditor Ratification	181,048,278	11,629,455	1,529,226

	For	Against	Abstain	Broker Non-Votes
Say-on-Pay	161,134,482	16,051,758	1,175,784	15,844,935

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: May 8, 2024	By:	/s/ Walter D. Bay
Walter D. Bay
Vice President, General Counsel and Secretary